EX99.1
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        Contact: Krysta Larson
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Krysta.Larson@chsinc.com

CHS owners elect seven board members, pass bylaws amendments
ST. PAUL, Minn. (Dec. 11, 2023) — CHS owners elected seven board members to three-year terms during the cooperative’s 2023 annual meeting held Dec. 7-8 in Minneapolis.
Reelected to the CHS Board of Directors were:
•Scott Cordes, who raises corn and soybeans with his family near Wanamingo, Minn., representing Region 1 (Minnesota)
•Cortney Wagner, a first-generation cattle and hay producer based near Hardin, Mont., representing Region 2 (Montana and Wyoming)
•Jon Erickson, who raises small grains and oilseeds and has a cow-calf operation with his family near Minot, N.D., representing Region 3 (North Dakota)
•Tracy Jones, who raises corn, soybeans, wheat and cattle with his family near Kirkland, Ill., representing Region 5 (Connecticut, Delaware, Illinois, Indiana, Kentucky, Ohio, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia and Wisconsin)
•Dan Schurr, who raises corn and soybeans with his family near LeClaire, Iowa, representing Region 7 (Iowa, Missouri, Arkansas, Louisiana, Mississippi, Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee)
•C.J. Blew, who farms and ranches in a family partnership in south-central Kansas, representing Region 8 (Nebraska, Kansas, Colorado, New Mexico, Oklahoma, Texas)

Newly elected CHS Board member
Anthony Rossman was elected to the CHS Board to represent CHS members in Region 1 (Minnesota), succeeding Perry Meyer, who retired from the Board at the conclusion of the annual meeting. Rossman operates a diversified crop and livestock operation near Rochester, Minn., and manages genetic alliances in the beef industry.

CHS Board officer elections
The following CHS Board members were elected to one-year officer terms:
•Dan Schurr, LeClaire, Iowa, reelected chair
•C.J. Blew, Castleton, Kan., elected first vice chair
•Scott Cordes, Wanamingo, Minn., elected second vice chair
•Russell Kehl, Quincy, Wash., reelected secretary treasurer
•Al Holm, reelected assistant secretary-treasurer

Bylaws amendments
At the Annual Meeting, CHS members also approved two amendments to the organization’s bylaws. The first amendment decreases the number of representative directors in Region 1 from four to three directors and increases the number of representative directors in Region 7 from one to two directors. The second amendment modifies how dividends are treated when calculating the net income or net loss of an allocation unit from patronage business and provides the Board with increased authority to add an additional amount of patronage income, not to exceed 35%, to the capital reserve.
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About CHS Inc.
CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries and employs nearly 10,000 people worldwide. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of $45.6 billion in fiscal year 2023. We advance sustainability through our commitment to being stewards of the environment, building economic viability and strengthening community and employee well-being.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2023. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the ongoing war between Russia and Ukraine; the escalation of conflict in the Middle East; the impact of inflation; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments, including COVID-19; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions, casualty losses and supply chain issues; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices, including failures or delays in achieving our strategies or expectations related to climate change or other environmental matters; the impairment of long-lived assets; the impact of bank failures; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.